Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 6, 2022, with respect to the financial statements of the Subaccounts listed in the Appendix to our report that comprise First Investors Life Variable Annuity Fund D, included herein and to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 29 2022

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2022, with respect to the financial statements and financial statement schedules of Nassau Life Insurance Company (“the Company”), included herein and to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 29, 2022